UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Republic Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Shareholders

of Republic Bancorp, Inc.

Wednesday,  April 24, 2019

To our shareholders:  You are cordially invited to attend the 2019 Annual Meeting of Shareholders of Republic Bancorp, Inc.  The following are details for the meeting:

Date: Wednesday, April 24, 2019

Time:10:00 A.M., EDT

Place: Republic Bank Building, Lower Level, 9600 Brownsboro Road, Louisville, Kentucky 40241

Items on the agenda:

1.	To elect eight directors;
2.	To, on an advisory basis, vote on the compensation of the Named Executive Officers;
3.	To ratify the appointment of Crowe LLP as the independent registered public accounting firm for 2019; and,
4.	To transact such other business as may properly come before the meeting.
Record date:	The close of business on February 15, 2019 is the record date for determining the shareholders entitled to notice of, and to vote at, the 2019 Annual Meeting of Shareholders.

Your vote is important.  Whether or not you plan to attend the Annual Meeting of Shareholders, we hope you will vote as soon as possible.  Please review the instructions with respect to each of your voting options as described in the proxy statement and the Notice of Internet Availability of Proxy Materials.

IF YOU PLAN TO ATTEND:  Please note that space limitations may make it necessary to limit attendance at the Annual Meeting of Shareholders.  Shareholders holding stock in brokerage accounts (“street name holders”) may be asked to produce a brokerage statement reflecting stock ownership as of the record date and provide photo identification. Cameras, recording devices, or other like forms of electronic devices will not be permitted at the Annual Meeting of Shareholders.

Very truly yours,

Steven E. Trager
Chairman and Chief Executive Officer
Louisville, Kentucky
March 15, 2019

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held on April 24, 2019.

The proxy statement and annual report to shareholders are available online at www.investorvote.com/RBCAA.

Republic Bancorp, Inc.

601 West Market Street

Louisville, Kentucky 40202

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Republic Bancorp, Inc. (the “Company” or “Republic”).  The proxies will be voted at the 2019 Annual Meeting of Shareholders (“Annual Meeting”) of Republic on April 24, 2019, and at any adjournments of the meeting.

This proxy statement, notice of annual meeting, and form of proxy are first being mailed or made available to shareholders on or about March 15, 2019.  As used in this document, the terms “Republic,” the “Company,” “we,” and “our” refer to Republic Bancorp, Inc., a Kentucky corporation.

VOTING

Record date.  You are entitled to notice of and to vote at the Annual Meeting if you held of record shares of our Class A Common Stock or Class B Common Stock at the close of business on February 15, 2019.  On that date, 18,680,709 shares of Class A Common Stock and 2,212,487 shares of Class B Common Stock were issued and outstanding for purposes of the Annual Meeting.

Voting rights.  Each share of Class A Common Stock is entitled to one (1) vote and each share of Class B Common Stock is entitled to ten (10) votes.  Based on the number of shares outstanding as of the record date, the shares of Class A Common Stock are entitled to an aggregate of 18,680,709 votes, and the shares of Class B Common Stock are entitled to an aggregate of 22,124,870 votes at the Annual Meeting.

Voting by proxy.  If you received the Notice of Internet Availability of Proxy Materials, you may follow the instructions on that notice to access the proxy materials and download the proxy and vote online via the Internet.  If you request a paper or electronic copy of the proxy materials, the proxy will be mailed or e-mailed to you along with the other proxy materials.  If you received a paper copy of this proxy statement, the proxy card is enclosed.  If a proxy card is properly executed, returned to Republic and not revoked, the shares represented by the proxy card will be voted in accordance with the instructions set forth on the proxy card.  If no instructions are given, the shares represented will be voted (i) “For” the Board of Director nominees named in this proxy statement, (ii) “For” the approval, on an advisory basis, of the compensation of our Named Executive Officers, as disclosed in this proxy statement, and (iii) “For” the ratification of Crowe LLP as the Company’s independent registered public accounting firm for 2019.  For participants in the Republic Bancorp, Inc. 401(k) Retirement Plan (the “Plan”), the Plan Trustee shall vote the shares for which it has not received voting direction from the Plan participants utilizing the same voting percentages derived from the Plan participants who did direct how their shares are to be voted.  The Board of Directors at present knows of no other business to be brought before the Annual Meeting. However, persons named in the proxy, or their substitutes, will have discretionary authority to vote on any other business which may properly come before the Annual Meeting and any adjournment thereof and will vote the proxies in accordance with the recommendations of the Board of Directors.

You may attend the Annual Meeting even though you have executed a proxy. You may revoke your proxy at any time before it is voted by delivering written notice of revocation to the Secretary of Republic, by delivering a subsequent dated proxy, by voting by telephone, or online through the Internet on a later date, or by attending the Annual Meeting and voting in person.

Quorum and voting requirements and counting votes.  The presence in person or by proxy of the holders of a majority in voting power of the combined voting power of the Class A Common Stock and the Class B Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as being present or represented at the Annual Meeting for the purpose of establishing a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner is otherwise present by proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

The affirmative vote of a plurality of the votes duly cast is required for the election of Directors.  All other matters presented at the meeting will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate and will have no impact on the outcome of any matter.

SHARE OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of the outstanding shares of Republic as of February 15, 2019, based on information available to the Company. The Class B Common Stock is convertible into Class A Common Stock on a share-for-share basis. In the following table, information in the column headed “Class A Common Stock” does not reflect the shares of Class A Common Stock issuable upon conversion of Class B Common Stock.  Information is included for:

(1)	persons or entities who own more than 5% of the Class A Common Stock or Class B Common Stock outstanding;
(2)	all Directors and Nominees;
(3)

the Chairman and Chief Executive Officer (“CHAIR/CEO”), the Chief Financial Officer (“CFO”), and three other executive officers of Republic, including its subsidiary Republic Bank & Trust Company (the “Bank”), who earned the highest total compensation payout during 2018 (collectively, with the CHAIR/CEO and CFO, the “Named Executive Officers” or “NEOs”); and,

(4)	all Executive Officers (“EOs”) and Directors of Republic and the Bank as a group.

Except as otherwise noted, Republic believes that each person named below has the sole power to vote and dispose of all shares shown as owned by such person.  Please note that the table provides information about the number of shares beneficially owned, as opposed to the voting power of those shares.  The amounts and percentages of common stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of February 15, 2019. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. Included in the amount of common stock beneficially owned are shares of common stock subject to exercisable options or options that will become exercisable within 60 days of February 15, 2019. The calculation of percent owned by each person assumes that all such options held by such person have been exercised. The calculation of percent owned by all Directors and Executive Officers as a group assumes that all such options beneficially held by them have been exercised.  Also included in the amount of common stock beneficially owned are shares of common stock issuable within 60 days of February 15, 2019, for 2018 performance with respect to previously granted performance share units; the calculation of percent owned by each person assumes such issuance, as does the calculation of percent owned by all Directors and Executive Officers as a group.

Executive Officers and Directors as a group (collectively 14 persons) beneficially own 67% of the combined voting power of the Class A and Class B Common Stock which represents 52% of the total number of shares of Class A and Class B Common Stock outstanding as of February 15, 2019 as detailed below:

							Class A and Class B Common
	Class A Common Stock			Class B Common Stock			Stock Combined
Name	Shares		Percent	Shares		Percent	Shares		Percent
Five Percent Shareholders:

Steven E. Trager	8,547,757	(1)	45.7%	1,797,327	(2)	81.2%	10,345,084	(1)(2)	49.5%
601 West Market Street
Louisville, Kentucky 40202

Jean S. Trager	8,446,693	(3)	45.2	1,250,279	(4)	56.5	9,696,972	(3)(4)	46.4
601 West Market Street
Louisville, Kentucky 40202

A. Scott Trager	8,170,591	(5)	43.7	1,142,300	(6)	51.6	9,312,891	(5)(6)	44.5
601 West Market Street
Louisville, Kentucky 40202

Sheldon G. Gilman	7,967,392	(7)	42.6	1,107,515	(8)	50.1	9,074,907	(7)(8)	43.4
500 West Jefferson Street
Suite 2100
Louisville, Kentucky 40202

Teebank Family	7,165,051		38.3	939,449		42.5	8,104,500		38.8
Limited Partnership (9)
601 West Market Street
Louisville, Kentucky 40202

Jaytee Properties	750,067		4.0	168,066		7.6	918,133		4.4
Limited Partnership (9)
601 West Market Street
Louisville, Kentucky 40202

Directors, Nominees and
Named Executive Officers:

Craig A. Greenberg	375	(10)	*	—		*	375	(10)	*
Michael T. Rust	3,358	(11)	*	—		*	3,358	(11)	*
R. Wayne Stratton	17,150	(12)	*	2,063	(13)	*	19,213	(12)(13)	*
Susan Stout Tamme	9,459	(14)	*	—		*	9,459	(14)	*
Mark A. Vogt	3,891	(15)	*	—		*	3,891	(15)	*
Andrew Trager-Kusman	—	(16)	*	—		*	—	(16)	*
William R. Nelson	23,102	(17)	*	—		*	23,102	(17)	*
John T. Rippy	13,093	(18)	*	—		*	13,093	(18)	*
Kevin D. Sipes	72,611	(19)	*	—		*	72,611	(19)	*
A. Scott Trager	8,170,591	(5)	43.7	1,142,300	(6)	51.6	9,312,891	(5)(6)	44.5
Steven E. Trager	8,547,757	(1)	45.7	1,797,327	(2)	81.2	10,345,084	(1)(2)	49.5

Directors and All
Executive Officers (14 persons):	9,044,730	(20)	48.4%	1,834,175	(20)	82.9%	10,878,905	(20)	52.0%

*     Represents less than 1% of total

(1)

Includes 7,165,051 shares held of record by Teebank Family Limited Partnership (“Teebank”) and 750,067 shares held of record by Jaytee Properties Limited Partnership (“Jaytee”).  With respect to Teebank and Jaytee, Steven E. Trager is (i) trustee of a trust that is co-general partner and a limited partner and (ii) co-trustee of a trust that is the other co-general partner and a limited partner of each of these limited partnerships.  Steven E. Trager shares voting authority over shares held by both Teebank and Jaytee as a member of each partnership’s voting committee.  Trusts for the benefit of, among others, Steven E. Trager’s two children and his mother, are limited partners of both Teebank and Jaytee.  Includes 7,478 shares held by Steven E. Trager’s spouse, Amy Trager.  Includes 531,575 shares held of record by the Trager Family Foundation, a charitable foundation organized under Section 501(c)(3) of the Internal Revenue Code.  Steven E. Trager shares voting and investment power over these shares with Jean S. Trager, Shelley Trager Kusman, and Amy Trager.  Also includes 12,085 shares held in Republic’s 401(k) plan and 225 shares held by Trager Marital Trust, for which Steven E. Trager is trustee.

(2)

Includes 939,449 shares held of record by Teebank and 168,066 shares held of record by Jaytee.  With respect to Teebank and Jaytee, Steven E. Trager is (i) trustee of a trust that is co-general partner and a limited partner and (ii) co-trustee of a trust that is the other co-general partner and a limited partner of each of these limited partnerships.  Steven E. Trager shares voting authority over shares held by both Teebank and Jaytee as a member of each partnership’s voting committee.  Trusts for the benefit of, among others, Steven E. Trager’s two children and his mother are limited partners of both Teebank and Jaytee.  Also includes 1,215 shares held in Republic’s 401(k) plan and 671,583 shares held by Trager Marital Trust, for which Steven E. Trager serves as trustee.

(3)

Includes 7,165,051 shares held of record by Teebank and 750,067 shares held of record by Jaytee.  With respect to Teebank and Jaytee, Jean S. Trager is (i) co-trustee of a trust that is a co-general partner and a limited partner of each of those limited partnerships and (ii) a beneficiary of certain trusts that are limited partners of each of those limited partnerships.  Includes 531,575 shares held of record by the Trager Family Foundation, a charitable foundation organized under Section 501(c)(3) of the Internal Revenue Code.  Jean S. Trager shares voting and investment power over these shares with Steven E. Trager, Shelley Trager Kusman, and Amy Trager.

(4)

Includes 939,449 shares held of record by Teebank and 168,066 shares held of record by Jaytee.  With respect to Teebank and Jaytee, Jean S. Trager is (i) co-trustee of a trust that is a co-general partner and a limited partner of each of these limited partnerships and (ii) a beneficiary of certain trusts that are limited partners of each of those limited partnerships.

(5)

Includes 7,165,051 shares held of record by Teebank and 750,067 shares held of record by Jaytee.  A. Scott Trager is a limited partner of both Teebank and Jaytee.  A. Scott Trager shares voting authority over shares held by both Teebank and Jaytee as a member of each partnership’s voting committee.  Includes 51,697 shares held of record by a family trust of which A. Scott Trager is a co-trustee and a beneficiary.  Also includes 36,428 shares held in Republic’s 401(k) Plan.  Also includes 2,500 shares issuable within 60 days of February 15, 2019 for 2018 performance with respect to previously granted performance stock units.

(6)

Includes 939,449 shares held of record by Teebank and 168,066 shares held of record by Jaytee.  A. Scott Trager is a limited partner of both Teebank and Jaytee.  A. Scott Trager shares voting authority over shares held by both Teebank and Jaytee as a member of each partnership’s voting committee.  Includes 4,107 shares held of record by a family trust of which A. Scott Trager is a co-trustee and a beneficiary.  Also includes 1,190 shares held in Republic’s 401(k) Plan.

(7)

Includes 7,165,051 shares held of record by Teebank and 750,067 shares held of record by Jaytee.  Sheldon G. Gilman, as trustee of trusts, is a limited partner of both Teebank and Jaytee.  Sheldon G. Gilman shares voting authority over shares held by both Teebank and Jaytee as a member of each partnership’s voting committee.  Also includes 39,307 shares held by Sheldon G. Gilman’s spouse.

(8)

Includes 939,449 shares held of record by Teebank and 168,066 shares held of record by Jaytee.  Sheldon G. Gilman, as trustee of trusts, is a limited partner of both Teebank and Jaytee.  Sheldon G. Gilman shares voting authority of both Teebank and Jaytee as a member of each partnership’s voting committee.

(9)

Teebank and Jaytee are limited partnerships of which Jean S. Trager, A. Scott Trager, Trager Marital Trust, and trusts for which each of Steven E. Trager and Sheldon G. Gilman serve as trustees are limited partners.  Steven E. Trager is (i) trustee of a revocable trust that is a co-general partner and a limited partner of each partnership and (ii) co-trustee with Jean S. Trager of a trust that is the other general partner and a limited partner of Teebank and Jaytee.  Teebank and Jaytee each have voting committees comprised of Steven E. Trager, A. Scott Trager, and Sheldon G. Gilman.  These committees direct the voting of the shares held by Teebank and Jaytee.  Teebank and Jaytee each have a total of 2 million units outstanding.  The following table provides information about the units of Teebank and Jaytee beneficially owned by Directors, Nominees, Officers, and 5% shareholders of Republic:

	Number of		Percent of Jaytee	Number of		Percent of Teebank
Name	Jaytee Units		Units Outstanding	Teebank Units		Units Outstanding
Jean S. Trager	20,046	(a)	1.0%	20,046	(c)	1.0%
Steven E. Trager	1,908,751	(b)	95.4%	1,755,933	(d)	87.8%
A. Scott Trager	5,293		* %	5,293		* %
Andrew Trager-Kusman	3,232		* %	54,920		2.7%
Sheldon G. Gilman, Trustee	44,050		2.2%	156,608		7.8%

*     - Represents less than 1% of total

(a)	Includes 20,000 general partner units and 46 limited partner units held by the Jean S. Trager Trust, of which Jean S. Trager and Steven E. Trager are co-trustees.
(b)

Includes 268,130 limited partner and 20,000 general partner units held in a revocable trust and 20,000 general partner units and 46 limited partner units held by the Jean S. Trager Trust, of which Steven E. Trager and Jean S. Trager are co-trustees.  Also includes 1,600,575 limited partner units held in trusts for family members, of which Steven E. Trager is trustee.

(c)	Includes 20,000 general partner units and 46 limited partner units held by the Jean S. Trager Trust, of which Jean S. Trager and Steven E. Trager are co-trustees.
(d)

Includes 36,905 limited partner and 20,000 general partner units held in a revocable trust and 20,000 general partner units and 46 limited partner units held by the Jean S. Trager Trust, of which Jean S. Trager and Steven E. Trager are co-trustees.  Also includes 1,562,618 limited partner units held in trusts for family members, of which Steven E. Trager is trustee.  Also includes 116,364 limited partner units held in an irrevocable trust of which Steven E. Trager’s spouse is co-trustee.

(10)

Does not include 10,947 shares issuable beyond 60 days of February 15, 2019 to Craig A. Greenberg upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.

(11)

Does not include 10,934 shares issuable beyond 60 days of February 15, 2019 to Michael T. Rust upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.

(12)

Includes 5,352 shares held jointly by R. Wayne Stratton with his spouse and 11,423 shares held by R. Wayne Stratton’s spouse. R. Wayne Stratton shares investment and voting power over these shares.  Does not include 7,194 shares issuable beyond 60 days of February 15, 2019 to R. Wayne Stratton upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.

(13)	Includes 849 shares held jointly by R. Wayne Stratton with his spouse and 1,214 shares held by R. Wayne Stratton’s spouse. R. Wayne Stratton shares investment and voting power over these shares.
(14)

Does not include 6,795 shares issuable beyond 60 days of February 15, 2019 to Susan Stout Tamme upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.

(15)

Includes 3,000 shares held jointly by Mark A. Vogt with his spouse.  Does not include 2,312 shares issuable beyond 60 days of February 15, 2019 to Mark A. Vogt upon vesting in accordance with the terms of the Company’s Non‑Employee Director and Key Employee Deferred Compensation Plan.

(16)	Andrew Trager-Kusman owns Jaytee and Teebank units, both individually and through various trusts, as disclosed in Footnote 9.
(17)

Includes voting rights for 10,000 restricted shares that vest in October 2019 and 3,000 restricted shares that vest 50% in March 2023 and 50% in March 2024.  Also includes 2,000 shares issuable within 60 days of February 15, 2019 for 2018 performance with respect to previously granted performance stock units. Does not include 197 shares issuable beyond 60 days of February 15, 2019 to William R. Nelson upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.

(18)

Includes voting rights for 3,000 restricted shares that vest 50% in March 2023 and 50% in March 2024.  Does not include 379 shares issuable beyond 60 days of February 15, 2019 to John T. Rippy upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.

(19)

Includes 3,954 shares held in Republic’s 401(k) Plan.  Also includes voting rights for 3,000 restricted shares that vest 50% in March 2023 and 50% in March 2024.  Also includes 2,500 shares issuable within 60 days of February 15, 2019 for 2018 performance with respect to previously granted performance stock units. Does not include 379 shares issuable beyond 60 days of February 15, 2019 to Kevin D. Sipes upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.

(20)	Includes the shares as described above held by the Directors and NEOs, along with an additional 150,735 shares.

PROPOSAL ONE: ELECTION OF DIRECTORS

Republic’s Board of Directors is comprised of one class of Directors that are elected annually.  Each Director serves a term of one (1) year until the 2020 Annual Meeting and until his or her successor is duly elected or qualified.   Republic’s Bylaws provide for not less than five (5) nor more than fifteen (15) Directors. In accordance with the Company’s Bylaws, the Board of Directors has fixed the number of Directors to be elected at the 2019 Annual Meeting at eight (8). The Nominating Committee and the Board of Directors have nominated for election as directors: Steven E. Trager, A. Scott Trager, Andrew Trager-Kusman, Craig A. Greenberg, Michael T. Rust, R. Wayne Stratton, Susan Stout Tamme, and Mark A. Vogt. With the exception of Andrew Trager-Kusman, each of the Nominees is a current member of the Board of Directors of the Company.

Non-employee Director Nominees Craig A. Greenberg, Michael T. Rust, R. Wayne Stratton, Susan Stout Tamme, and Mark A. Vogt would collectively comprise a majority of the Board of Directors, and the Board has determined that each is an “independent director” as defined in Rule 5605(a)(2) of the NASDAQ listing standards. While the Company is a “controlled company” as defined under the NASDAQ rules and thus is entitled to an exemption from the majority independence rule, the Company has not elected this exemption for its 2019 election of directors but reserves the right to claim this exemption in the future.

Neither the Nominating Committee nor the Board of Directors has reason to believe that any nominee for director will not be available for election or to serve following election. However, if any of the Nominees should become unavailable for election, and unless authority is withheld, the holders of the proxies solicited hereby will vote for such other individual(s) as the Nominating Committee or the Board of Directors may recommend.

The following table details the indicated information for each Nominee and incumbent Director:

Director Nominees:		Director
Name and Principal Occupation for Past Five Years	Age	Since

Steven E. Trager began serving as both Chairman and CEO of Republic in 2012. He previously served as President and CEO of Republic since 1998. He also currently serves as Chairman and CEO of the Bank. Mr. Trager began his career with the Bank in 1988 as General Counsel.	58	1988

Mr. Trager received his undergraduate degree in finance at the University of Texas at Austin.  He received his Juris Doctor degree from the University of Louisville Brandeis School of Law and engaged in the practice of law with the firm of Wyatt, Tarrant & Combs.  He has more than thirty years banking experience.  In 1994, he provided the leadership resulting in the complex merger and reorganization of the Republic group of multiple banks into a consolidated and more efficient banking structure.  He provided the leadership for the Company’s initial public offering.  He has direct experience not only in banking, but also in finance, operations, and retail management.  His banking experience includes his service as past chairman for the Kentucky Bankers Association and his past service as a board member of the Federal Reserve Bank of St. Louis’ Louisville branch.  He also has leadership and directorate experience in multiple community service organizations.  Based on Steven E. Trager's experience as a Bank Board Director, his direct banking experience, his proven leadership skills, his education and legal background, his extensive community involvement, his vested interest in the long-term success of Republic as a material equity owner, and his specific experience, qualifications and attributes herein disclosed, the Board has determined that he should continue to serve as a Director.

A. Scott Trager has served as Director and President of Republic since 2012 and was appointed Vice Chairman in March 2017. He previously served as Vice Chairman from 1994 to 2012. He also currently serves as Vice Chairman of the Bank.	66	1990

Mr. Trager holds a degree in Business Administration from the University of Tennessee and has spent his entire working career in various finance and banking capacities.  He has extensive leadership experience in marketing, operations, and retail branch management.  He has extensive community board experience and broad-based community connections in the metropolitan Louisville area.  Based on A. Scott Trager's experience as a Bank Board Director, his direct banking experience, his proven leadership skills, his educational background, his extensive community involvement and his specific experience, qualifications and attributes herein disclosed, the Board has determined that he should continue to serve as a Director.

Andrew Trager-Kusman has served as Vice President, Managing Director of Corporate Strategies of the Bank since 2016, primarily overseeing strategic initiatives, a new profitability model, and reviewing potential acquisition opportunities.	32	N/A

Mr. Trager-Kusman received his undergraduate degree in Finance from Indiana University. From 2012-2015, Mr. Trager-Kusman served as Portfolio Analyst with EJF Capital LLC, an alternative asset manager primarily focused on United States and global financial institutions. In his role at EJF Capital LLC, Mr. Trager-Kusman focused on Troubled Asset Relief Program investments and small bank private equity funds, recapitalizations of struggling institutions, and placement of capital for growth in well-performing banks. He routinely spoke with company management and boards regarding regulatory issues and long-term strategies. Previously, he worked in the U.S. House of Representatives.   Mr. Trager-Kusman serves as a trustee for Spalding University, on the JTomorrow Louisville Board, and is part of the Leadership Louisville Bingham Fellows class of 2019.  Based on Andrew Trager-Kusman’s experience with the Bank and other entities, his leadership ability, and his specific experience, qualifications, and attributes herein disclosed, the Board has determined that he should serve as a Director.

Director Nominees:		Director
Name and Principal Occupation for Past Five Years (continued)	Age	Since

Craig A. Greenberg has served as President of 21c Museum Hotels since 2011 and also as CEO since September 2017. He has served in various roles with 21c since its founding in 2007. Mr. Greenberg also served as Counsel with the general legal services law firm of Frost Brown Todd LLC in Louisville, Kentucky until 2017. He served as a Director of the Bank from 2006 to 2008 and has served as a Director of Republic from 2008 to present.	45	2008

Mr. Greenberg is a graduate of the University of Michigan, where he served as Student Government President.  He is a Harvard Law School cum laude graduate.  He has extensive experience in securing and deploying federal, state, and local tax credits and other incentives in connection with the development of urban revitalization projects across the country.  He has direct experience in commercial finance, capital raising, transaction structuring, and the leadership of multi-million-dollar developments.  He is active in local civic and charitable organizations.  Based on Craig A. Greenberg’s experience as a Bank Board Director, his commercial finance and development knowledge, his educational background, including legal knowledge and skills, his extensive community involvement and his specific experience, qualifications and attributes herein disclosed, the Board has determined that he should continue to serve as a Director.

Michael T. Rust has served as President of Kentucky Hospital Association (“KHA”), located in Louisville, Kentucky, since 1996. He served as a Director of the Bank from 2001 to 2007 and has served as a Director of Republic from 2007 to present.	67	2007

Mr. Rust graduated from Glenville State College in West Virginia where he received his undergraduate degree in Business Administration.  He received a Master’s degree in Public Health from the University of Tennessee.  He serves as a Community Based Faculty Member at the University of Kentucky.  In his role as President of the KHA, he has extensive management and regulatory experience.  He also has extensive advocacy experience in Washington, D.C. and Frankfort, Kentucky.  He is a proven recruiter and organizer and has significant community involvement experience.  He has leadership and directorate experience in multiple community service organizations.  As a member of the Audit Committee, he can read and understand basic financial statements, such as a balance sheet, income statement, and cash flow statement. Based on Michael T. Rust's experience as a Bank Board Director, his managerial and regulatory compliance background, his business and educational background, his extensive community involvement, including governmental affairs, and his specific experience, qualifications and attributes herein disclosed, the Board has determined that he should continue to serve as a Director.

R. Wayne Stratton is a Certified Public Accountant and a partner of the public accounting firm of Jones, Nale & Mattingly PLC located in Louisville, Kentucky. He served as a Director of the Bank from 1994 to 1995 and has served as a Director of Republic from 1995 to present, while also serving as Republic's financial expert on the Audit Committee.	71	1995

Mr. Stratton is a graduate of the University of Cincinnati with a Bachelor of Arts degree and a major in Accounting.  He is accredited in Business Valuations by the American Institute of Certified Public Accountants and holds a Diplomat Certification in Forensic Accounting from the American College of Forensic Examiners.  As a member of the Audit Committee, he can read and understand basic financial statements, such as a balance sheet, income statement and cash flow statement.  He has been recognized as a top national tax accountant by Money Magazine and has received recognition and awards for his accounting expertise from multiple sources, including Who’s Who in Accounting and Finance and Who’s Who in Executives and Business.  He has extensive experience in both the preparation and review of financial statements and statements of condition of publicly traded stock corporations.  He meets NASDAQ's financial knowledge and sophistication requirements and qualifies as an "audit committee financial expert" under SEC rules.  Based on R. Wayne Stratton's experience as a Bank Board Director, his managerial and accounting background, his education and certification as a Certified Public Accountant, his business background and his specific experience, qualifications and attributes herein disclosed, the Board has determined that he should continue to serve as a Director.

Director Nominees:		Director
Name and Principal Occupation for Past Five Years (continued)	Age	Since

Susan Stout Tamme was employed by Baptist Healthcare System, Inc. and is retired as of April 2014. In July of 2013, she was appointed as President of Baptist Health Collaborations. She was formerly in the position of President of the Louisville Market from 2011 to 2013 and she was President and CEO of Baptist Hospital East from 1995 to 2011 and Vice President of Baptist Healthcare System, Inc. She served as a Director of the Bank from 1999 to 2003 and has served as a Director of Republic from 2003 to present.	68	2003

Ms. Tamme received an Associate degree in nursing from Eastern Kentucky University, a Bachelor of Science degree in nursing from the University of Louisville, and a Master of Science degree in Health Systems Administration, also from the University of Louisville.  She has extensive experience in administration, specifically in broad-based multi-hospital systems and is proficient in working with department heads, clinical staff, and governing regulatory bodies.  She has leadership and directorate experience in multiple community service organizations and has received multiple community service awards for excellence and achievement.  Based on Susan Stout Tamme’s experience as a Bank Board Director, managerial and administrative background, regulatory compliance experience, extensive community involvement, and specific experience, qualifications and attributes herein disclosed, the Board has determined that she should continue to serve as a Director.

Mark A. Vogt received his Bachelor of Arts degree in Accounting and Business Administration from Bellarmine University in Louisville, Kentucky. Since 2004, he has served as CEO of Galen College of Nursing, one of the nation's largest educators of nurses with campuses located in Kentucky, Texas, Florida, and Ohio. During his time with Galen, the College has grown significantly by adding nursing programs that meet the needs of the healthcare community and adult learners.	50	2016

Prior to joining Galen, Mr. Vogt was Chief Operating Officer of a private equity investment group specializing in the education sector.  He served as Senior Vice President and Chief Financial Officer of Republic from 1995 to 2000.  He served as Director of the Bank from 2012 to 2016 and has served as Director of Republic since 2016.  As CFO, he provided leadership in accounting, finance, treasury, and various operational functions.  During his tenure, he was significantly involved in the Company's initial public offering and the sale and acquisition of several business units.  Previously, he was employed for five years by the public accounting firm of Deloitte & Touche LLP where he provided accounting and consulting services to a wide array of financial service clients.  In addition, he has leadership and directorate experience in several civic and community organizations.  Based on Mark A. Vogt's experience as a Bank Board Director, his managerial and accounting background, his education and certification as a Certified Public Accountant, his business background, and his specific experience, qualifications and attributes herein disclosed, the Board has determined that he should continue to serve as a Director.

None of the persons placed in nomination currently holds or has in the past five (5) years held any directorships in any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

Republic’s Directors were elected at the most recent Annual Meeting held on April 19, 2018, to a one (1) year term. The Company’s executive officers are recommended by the Chairman and CEO, Steven E. Trager, and are subsequently approved by the Compensation Committee and formally approved by the Board of Directors.  Executive Officers hold office at the discretion of the Board of Directors.  All Company Directors attended the 2018 Annual Meeting of Shareholders.

Steven E. Trager and A. Scott Trager are cousins.  Steven E. Trager is Andrew Trager-Kusman’s uncle.

The Board of Directors recommends that shareholders vote “FOR” all of the proposed Board of Director Nominees named in this proxy statement.

The Board of Directors and its Committees

The Board

Each Director is expected to devote sufficient time, energy, and attention to ensure diligent performance of his or her duties and to attend all meetings of the shareholders, the Board, and the Board committees to which they are appointed. The Board of Directors held six (6) regularly scheduled board meetings in 2018. Each of the Directors attended at least 75% of the total number of meetings of the Board of Directors and the meetings held by committees on which such directors served during their respective terms of service in 2018.  Also, some selected Company Directors were paid a committee fee for attending certain Bank committee meetings. Directors that are also employees of the Company or the Bank are not paid for attending board or committee meetings.

The Company believes it is both prudent and expedient and in the best interest of shareholders that the Chairman and CEO positions are combined and that such combination has no negative effect on the operation and direction of the Company.  The Company will continue to evaluate whether or not splitting the positions between two persons will be a viable preferred alternative in the future. This current structure, combining the positions, allows the independent Directors to concentrate on the oversight of the Company without the added burden of also addressing what are normally less material day-to-day managerial concerns.  The Company does not have a lead independent Director, but the independent Directors meet privately following each regularly scheduled board meeting and have the authority to request to speak with any officer or other employee of the Company or the Bank.  They also have direct access to and the authority to retain, at the Company’s expense, any outside auditors, accountants or attorneys at their discretion.

While the Company’s Board of Directors is ultimately responsible for risk oversight, selected committees of the Company’s Board and the Bank’s Board play an important role in assisting the Company’s Board of Directors in fulfilling its oversight responsibilities.  The Company’s Board of Directors analyzes enterprise risk at its regularly scheduled board meetings and more specifically as described below through the Company’s Audit Committee, the Company’s Compensation Committee, the Bank’s Compliance and Community Reinvestment Committee, and the Bank’s IT Steering Committee.   The Company’s Board of Directors and the Bank’s Board of Directors receive regular and timely reports from management and the chairpersons of these committees, as appropriate.  More specifically, the Audit Committee is responsible for oversight of the Internal Audit function and regularly reviews risks associated with insurance, credit, debt, financial, accounting, legal, operational, reputational, compliance, third-party, information technology security, and other risk matters involving the Company and the Bank.  The Audit Committee is also responsible for the oversight of the Third Party Risk Management Program of the Company and the Bank.  The Third Party Risk Management Steering Committee, chaired by the Bank’s Chief Risk Officer, reviews and approves management’s third-party due diligence completed by the Company’s management responsible for third-party relationships with the Company and the Bank.  Reports concerning the Third Party Risk Management Program and any significant third-party arrangements are provided through the Audit Committee on a regular basis to the Company’s and the Bank’s Board of Directors.  The Company’s Audit Committee also reviews Enterprise Risk Management reports and Business Continuity Planning reports.

The Company’s Compensation Committee considers risks related to succession planning and approves the Company’s Succession Plan. The Compensation Committee also considers risks related to the attraction and retention of critical employees and risks relating to the Company’s incentive compensation programs and contractual employee arrangements.  In addition, the Compensation Committee reviews compensation and benefit plans affecting employees generally, in addition to those applicable to NEOs.

The Bank’s Compliance and Community Reinvestment Committee oversees and monitors the Bank’s Compliance Management Program and is responsible for reviewing the Compliance Policy of the Bank.  The Bank’s Compliance and Community Reinvestment Committee also monitors the consumer compliance and community reinvestment activities of the Bank, including compliance with all applicable laws and regulations with respect to compliance and community reinvestment, and compliance with all related orders and agreements entered into between the Bank or the Company and their respective Board of Directors with any regulatory supervisory agency.  This Committee also monitors and oversees the activities of the Bank’s Compliance Department including Community Reinvestment Act requirements and Bank Secrecy Act requirements.

The Company’s Board and the Bank’s Board also receive regular and timely reports from the IT Steering Committee.  Management, Company Directors, and Bank Directors serve on the IT Steering Committee.  The IT Steering Committee assists the Bank’s Board of Directors with monitoring the Bank’s IT plans, policies, and major expenditures, in addition to compliance with information security and technology risk management requirements.  Reports from the Information Security Officer about internal and external threats and cyber risks that could result in unauthorized disclosure, misuse, alteration, or destruction of data or information systems are reviewed by the Bank’s IT Steering Committee.

Committees of the Company’s Board of Directors

The Company’s Board has three (3) standing committees to facilitate and assist the Board in the execution of its responsibilities. The Board committees consist of the Audit Committee, the Compensation Committee, and the Nominating Committee. In accordance with NASDAQ listing standards, the Board has determined that each of the Board committee members meets the definition of “independent director” and satisfies the NASDAQ listing standards for service on the Board committees on which each serves.  In making these determinations, the Board considered all relevant factors.

Charters for each Board committee, as well as the Code of Conduct and Ethics Policy, are available on the Company’s website at www.republicbank.com.  The information contained on Republic’s website is not incorporated by reference in, or considered to be a part of, this proxy statement.

The table below details current membership for each of the standing Board committees:

Audit Committee	Compensation Committee	Nominating Committee
Craig A. Greenberg	Craig A. Greenberg*	Craig A. Greenberg*
Michael T. Rust	Susan Stout Tamme	Susan Stout Tamme
R. Wayne Stratton, CPA*	Mark A. Vogt	Mark A. Vogt

*Denotes Committee Chair

The Audit Committee held eight (8) meetings during 2018. The Company’s Board of Directors has evaluated the credentials of and designated and appointed R. Wayne Stratton, CPA, as Chair of the Audit Committee and as the “audit committee financial expert” as required by Section 407 of the Sarbanes-Oxley Act of 2002.

The Company’s Board of Directors adopted a written charter for the Audit Committee, which sets out the functions and responsibilities of the Audit Committee.  As described in the charter, the Audit Committee, among other things, is directly responsible for the selection, oversight and compensation of the Company’s independent registered public accounting firm.  It is also responsible for the oversight of the accounting and financial reporting processes of the Company, audits of the financial statements and pre-approval of any non-audit services of the independent registered public accounting firm. The Audit Committee is responsible for making recommendations to the Company’s Board of Directors with respect to: the review and scope of audit arrangements; the independent registered public accounting firm’s suggestions for strengthening internal accounting controls; matters of concern to the Audit Committee, the independent registered public accounting firm, or management relating to the Company’s consolidated financial statements or other results of the annual audit; the review of internal accounting procedures and controls with the Company’s financial and accounting staff; the review of the activities and recommendations of the Internal Auditor; and the review of the consolidated financial statements and other financial information published by the Company. Auditors for the Company are required to report directly to the Audit Committee. The Audit Committee is required to pre-approve all audit and permitted non-audit services provided by the Company’s independent registered public accounting firm.

The Audit Committee has recommended, and the Board of Directors has approved and adopted, a Code of Conduct and Ethics Policy that applies to all Directors, Officers, and employees of the Company and the Bank. The Company intends to post amendments to, or waivers from, its Code of Conduct and Ethics Policy, if any, on its website.

The Compensation Committee held five (5) meetings during 2018. The Compensation Committee makes recommendations to the Company’s Board of Directors as to the amount and form of NEO compensation and stock incentive awards, if any. The Compensation Committee also reviews and approves the Company’s and the Bank’s Management Succession Plan on an annual basis. The Compensation Committee, in addition to other Bank committees, has reviewed the Company’s incentive plans in accordance with the recommendations of the Consumer Financial Protection Bureau’s Guidance issued on November 28, 2016, Bulletin 2016-03.  The Compensation Committee, the Board, the Company, and management did not utilize the services of an independent compensation consultant in 2018, nor do any of them have any current arrangements with any compensation advisors or consultants. The CHAIR/CEO makes recommendations to the Compensation Committee with respect to all NEO compensation, including his own.

The Nominating Committee held one (1) meeting in 2018. In 2019, the Nominating Committee and the Company’s Board of Directors approved the director nominees to be considered for election at the Annual Meeting.  Except for Andrew Trager-Kusman, all Director Nominees for 2019 served as Company Directors during 2018. No candidates for Director Nominees for the 2019 Annual Meeting election of Directors were submitted to the Nominating Committee or the Company’s Board of Directors for consideration by any non-management shareholder.

The Nominating Committee will consider candidates for director nominees at the 2020 Annual Meeting properly put forth by shareholders. In accordance with Republic’s Bylaws, shareholders should submit such nominations, if any, to the Company’s Secretary, at 601 West Market Street, Louisville, Kentucky 40202, along with the information required in the Bylaws, no later than January 25, 2020.  The Nominating Committee will consider candidates who have a strong record of community leadership in the Company’s and the Bank’s markets.  Candidates should possess a strong record of achievement in both business and civic endeavors, possess strong ethics, and display leadership qualities including the ability to analyze and interpret bank financial statements and regulatory requirements, the competence to evaluate endeavors of an entrepreneurial nature and be able to attract new Company banking relationships.  Board diversity is also considered, although the Company does not have a formal diversity policy.  Recommendations of the “Trager Family Members” (generally defined to include Steven E. Trager and Jean S. Trager and their descendants, companies, partnerships, or trusts in which they are majority owners or beneficiaries) as well as prior service and performance as a Director will also be strongly considered.  The Company does not pay a third-party to assist in identifying and evaluating Director Nominees, but the Company does not preclude the potential for utilizing such services, if needed, as may be determined at the discretion of the Nominating Committee.  No candidate that was recommended by a beneficial owner of more than five percent (5%) of the Company’s voting Common Stock was rejected.  The “Trager Family Members” recommended all director nominees submitted to the Nominating Committee and the Company’s Board of Directors.  No other shareholders submitted a recommendation for a Director Nominee for 2019.

All of the Company’s Directors attended the 2018 Annual Meeting.  All Company Directors who are also the Director Nominees are requested to attend and are expected to attend the 2019 Annual Meeting.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee, which is comprised of three independent Company directors, is responsible for approving the compensation of the Company’s NEOs and NEO compensation policies. The Compensation Committee also recommends the appointment of the Company’s and the Bank’s other EOs.  The Compensation Committee’s determinations are routinely subsequently approved by the Company’s and the Bank’s Board of Directors without change. The Company does not separately compensate its NEOs, all of whom are EOs of the Company’s sole banking subsidiary, the Bank, and are compensated directly by the Bank for their services. Following is a list of the Company’s NEOs along with other pertinent information:

Named Executive Officer	Age	Company Office	Bank Office	Immediate Supervising Executive	Area of Management	Proposer of Compensation Package (1)
Steven E. Trager (CHAIR/CEO)	58	Chairman and Chief Executive Officer	Chairman and Chief Executive Officer	NA	Company and Bank	CHAIR/CEO
A. Scott Trager (PRES)	66	President and Vice Chairman	Vice Chairman	Chief Executive Officer	Company and Bank	CHAIR/CEO
William R. Nelson (PRES/RPG)	55	NA	President of Republic Processing Group	Chief Executive Officer	Republic Processing Group	CHAIR/CEO
Kevin D. Sipes (CFO)	47	Executive Vice President and Chief Financial Officer	Executive Vice President and Chief Financial Officer	Chief Executive Officer	Company and Bank	CHAIR/CEO
John T. Rippy (EVP/CRO)	58	Assistant Secretary	Executive Vice President and Chief Risk Officer	Chief Executive Officer	Company and Bank	CHAIR/CEO

NA–Not Applicable

(1)	All NEO compensation packages are subject to the discretion of the CHAIR/CEO and approval of the Compensation Committee.

In deciding to generally continue with the Company’s existing compensation practices, the Compensation Committee considered that holders of approximately 99% of the votes cast on an advisory basis at the Company’s 2017 Annual Meeting of Shareholders approved the compensation of the Company’s NEOs.  Shareholders will have the opportunity to cast their advisory vote on executive compensation at the 2019 Annual Meeting of Shareholders.  The Company’s current policy is to hold this advisory vote every two years.

Objectives of the Company’s Compensation Program.  The purpose of the Company’s Compensation Program is to establish and maintain suitable financial compensation and financial rewards for job performance that principally focus on the degree to which the Company’s profit objectives, as outlined in the Company’s budget, have been met or substantially met.  Other goals are assigned and attributed to certain NEOs in the primary areas of loan and deposit growth, loan loss control, risk management, regulatory control, customer service, product development, and operations.

Gross operating profit (“GOP”) for the Company and the Bank remains the central and most important metric in evaluating and determining most NEO compensation.  GOP is defined as “income before income tax expense” in accordance with generally accepted accounting principles (“GAAP”) adjusted for any extraordinary income or other non-recurring items as determined by the CHAIR/CEO.  “Total Company GOP” as used herein includes the GOP of the Republic Processing Group (“RPG”) business operations, while “Core Bank GOP” is the Company’s GOP excluding the RPG business operations.  As described below, the PRES/RPG is evaluated based on the GOP of his individual operating unit.  Base salary and incentive compensation awards are discussed in more detail below. With respect to the NEOs, the Compensation Committee approves goals other than profit objectives to provide incentives for the NEOs to perform in the best interests of the Company and its shareholders and also to provide additional metrics against which the NEOs’ total performance and contributions can be evaluated.

The Company’s Bonus Incentive Compensation Program, described below, is flexible in design and considers factors beyond the control of any NEO in determining the amount of compensation to be paid to a particular NEO in any given year. If the applicable GOP or non-GOP related goals are not fully achieved, then a percentage of a potential incentive payout may be awarded based on intervening factors, such as economic factors, regulatory changes impacting profit objectives, or management decisions that may impact current profitability, normally made in return for the potential for greater long-term profitability.  Management decisions may include such things as technology upgrades, by way of example, or other similar management actions that were not evident at the time the Company’s budget was approved by its Board of Directors.

Compensation Elements.  The Company’s Compensation Program has four (4) principal elements: Base Salary Compensation Program, Bonus Incentive Compensation Program, Stock Incentive Program, and Non-Employee Director and Key Employee Deferred Compensation Plan. The Base Salary Compensation Program and the Company’s Bonus Incentive Compensation Program are annual programs. The Stock Incentive Program is not typically an annual program, but stock incentives may be awarded at any time during the year to some or all Company NEOs, subject to the recommendation of the CHAIR/CEO and the approval of the Compensation Committee and the Board of Directors.  For a description of the Non-Employee Director and Key Employee Deferred Compensation Plan, see the accompanying description in the “Nonqualified Deferred Compensation” table herein.

In addition to the four elements listed above, some NEOs, based on their respective participation, may be included in the Company’s Acquisition Bonus Plan. The Company’s Acquisition Bonus Plan provides for a bonus payout for the achievement of profit objectives based solely on the profitability of the Company’s acquisitions, as may be applicable.  There were no awards under the Company’s Acquisition Bonus Plan during 2018.

NEOs also participate in Company-wide employee benefit plans and typically are rewarded, as part of their base compensation, additional selected customary business-related perquisites such as, by way of examples, car allowances, and country club memberships.

Purpose of the Company’s Compensation Elements.  The primary purpose of the Base Salary Compensation Program component of the Company’s Compensation Program is to provide base compensation for ordinary living expenses.  The Company wants to provide its NEOs with a Base Salary that supports a reasonable lifestyle that is comparable to their high and visible standing in the community, one that supports the demands from the community given that standing and their community visibility and one that also provides reasonable compensation for the performance of their duties and responsibilities directly associated with their NEO status.

Bonus Incentive Compensation Program goals, in terms of both incentive to be paid and GOP profit goals, are set at the beginning of the Company’s fiscal year (except for the PRES/RPG whose goals are set at mid-fiscal year) by the Compensation Committee and are used to provide the NEOs and EOs with incentives to improve both short-term and long-term Company performance.  Stock Incentive Program compensation awards are also granted from time to time to provide the NEOs and EOs with incentives to maximize the Company’s GOP, as well as to provide retention incentives.

Similarly, matching contributions made for NEOs and EOs pursuant to the Non-Employee Director and Key Employee Deferred Compensation Plan are designed to provide retention incentives.  Acquisition Bonus Plan awards are granted to incentivize NEOs, EOs, and other Company associates to maximize Company earnings and to implement target integration components relating to acquisitions, such as timely and accurate system conversions, in order to maximize operational efficiencies associated with acquisitions.

Establishment of Compensation Levels.  The Company’s compensation elements are designed to be generally competitive with similar employment opportunities or positions in similarly sized companies in the metropolitan Louisville, Kentucky area. The Compensation Committee, however, has not historically relied on benchmarking to determine its compensation elements; rather, the Compensation Committee has given strong consideration to, and has not historically deviated from, the recommendations of the CHAIR/CEO, whose recommendations are based upon his individual judgment.  The Compensation Committee annually reviews various peer data to determine if compensation levels are within reasonable ranges as compared to those benchmarks. In 2018, the Compensation Committee made no additional compensation adjustments based on the various peer data reviewed. The Compensation Committee has not previously engaged a third-party executive compensation consultant.

The CHAIR/CEO makes specific executive compensation recommendations to the Compensation Committee on all NEO compensation elements, including his own. The CHAIR/CEO will recommend his own compensation, which, if reasonable in the subjective judgment of the Compensation Committee, is normally and historically accepted and approved by the Compensation Committee and ultimately the Board of Directors without modification.  If the Company’s financial performance is deemed acceptable in the view of the CHAIR/CEO, regardless of whether or not the Company’s GOP goals are met, annual increases to Base Salary are typically, but not always, granted in response to generally recognized cost of living factors and as a reward for acceptable performance. While the Compensation Committee considers cost of living adjustments when evaluating Base Salary, such adjustments are not automatic, but are also dependent on satisfactory earnings and other performance factors.  The Compensation Committee does not apply any particular formula or measurement in making these determinations.  The Compensation Committee used its collective judgment and considered the recommendations of the CHAIR/CEO in determining Base Salary levels for 2018 and 2019. Going forward, the Compensation Committee will continue to make its determinations by using its collective judgment and by considering the recommendations of the CHAIR/CEO.  It will continue not to apply any particular formula or measurement regarding Base Salary, but the degree to which the Company’s GOP budget goals are attained remains a primary consideration in all compensation decisions.

The Compensation Committee or the CHAIR/CEO is authorized to make adjustments in the terms and conditions of, and the criteria included in, the Bonus Incentive Compensation Program in recognition of unusual or non‑recurring events, including acquisitions and dispositions of businesses and assets affecting the Company, or the financial statements of the Company, or in response to changes in applicable laws, regulations, accounting principles, tax rates, and regulations or business conditions or in view of the Compensation Committee’s or CHAIR/CEO’s assessment of the business strategy of the Company, economic and business conditions, personal performance of a particular NEO, and any other circumstances deemed relevant.

As previously stated, the compensation of the NEOs is principally recommended by the CHAIR/CEO with consideration of the recommendations of the NEO’s immediate supervising executive.  These recommendations, if reasonable in the subjective judgment of the Compensation Committee, are also normally and typically accepted and approved by the Compensation Committee and ultimately the Board of Directors without modification.  All NEO base salary and incentive compensation is approved by the Board of Directors upon recommendation by the Compensation Committee.

The Company’s Bonus Incentive Compensation Program.  The Bonus Incentive Compensation Program is designed to reward those individuals who contribute through their own performance and their influence on others to achieve and exceed the Company’s financial goals, and to a lesser extent, other goals that target performance in areas required to run a successful banking operation. The incentive bonus compensation potential for the CHAIR/CEO, CFO, and EVP/CRO is tied to the Total Company GOP.  The incentive bonus compensation potential of the PRES is tied to the Core Bank GOP.  The Total Company GOP and Core Bank GOP objectives at the “Entry Level” for 2018 were $85.4 million and $59.1 million, respectively.  The Total Company GOP and Core Bank GOP objectives at the “Maximum Level” for 2018 were $91.4 million and $63.2 million, respectively.  The RPG business operation’s GOP budgeted “Entry Level” objective for the 2018 measurement period was $28.5 million, with the “Maximum Level” set at $35.5 million.  Unlike other NEOs, whose goals are based on the Company’s fiscal year of January 1 through

December 31, the PRES/RPG has goals based on RPG’s seasonally-based measurement period from June 1 of a given year through May 31 of the following year.

NEO incentive compensation is tied principally, but not exclusively, to the degree actual Total Company GOP compares to the Entry Level and Maximum Level budget goals approved by the Board of Directors.  The first level of financial performance, the “Entry Level” budget goal, typically results in a bonus award equal to 70% of the Maximum bonus potential award associated with it.  The higher “Maximum Level” budget goal, which was achieved in 2018, usually results in the full NEO bonus potential being awarded.  Bonus potentials for all NEOs are recommended by the CHAIR/CEO, including his own, and are subsequently routinely approved by the Compensation Committee and the Board of Directors.  No adjustments were made to the Bonus Incentive Compensation Program in 2018. See “Awards Under the Company’s Bonus Incentive Compensation Program” below.

The amount of incentive compensation or bonus actually awarded to the NEOs is determined by the Compensation Committee and the Board of Directors.  The “Entry Level” and “Maximum Level” budget goals are designed to be a challenge to meet, particularly for the “Maximum Level” performance tier, but the budget goals and the tiers associated with those goals are not set so as to be impractical or impossible to achieve.  For 2018, the NEO budget goals were designed to provide an incentive for the NEOs to achieve performance which meets or exceeds operating budgeted financial expectations.  The Company’s budgeted goals should not be relied upon by any investor or shareholder as an indication of management’s prediction of its future financial performance.

In its discretion, the Company may modify its budget goals and the Compensation Committee may elect to exclude any extraordinary income or other non-recurring items from its determination as to whether or not the budget goals were, in fact, met or substantially met.  A percentage of the total bonus potential may be awarded to the NEOs even if the “Entry Level” budget goals for incentive compensation purposes are not fully achieved.

Pursuant to the Bonus Agreement with each NEO, the Bonus Incentive Compensation Program potential is subject to amendment, either upward or downward, at the discretion of the CHAIR/CEO, subject to the approval of the Compensation Committee and ultimately the Board of Directors.  With respect to the amounts paid under the Bonus Incentive Compensation Program for 2018 performance, the Compensation Committee deferred to the recommendations of the CHAIR/CEO regarding non-recurring items.  See “Awards Under the Company’s Bonus Incentive Compensation Program” below.

The Compensation Committee, on the recommendation of the CHAIR/CEO, sets individual incentive bonus potentials at the end of each fiscal year to be applied to the next fiscal year, except for the PRES/RPG, whose bonus potential is typically determined in the third quarter of each calendar year.

Participants in the Company’s Bonus Incentive Compensation Program described above agree that during their employment or service with Republic and for certain periods following the date of termination of employment or service for whatever reason, they will not (i) solicit or divert or attempt to divert from Republic or its affiliates, any current or targeted customer or business and (ii) directly or indirectly, solicit to employ or engage, offer employment or engagement to, hire, employ, or engage any employees or independent contractors of Republic or any of its affiliates.

The Compensation Committee also considered and determined that the Company’s incentive compensation for all employees follows reasonable best practices as outlined in the Consumer Financial Protection Bureau Guidance, Bulletin 2016-03, regarding incentive compensation.  Managers responsible for ensuring that risks are addressed in the bonus plans themselves were provided with information from the guidance.  As part of the approval process for incentive compensation plans, managers must:

a.	document monitoring of compliance with the plan. If there is no monitoring plan, the incentive or bonus plan will not be approved by the Human Resources (“HR”) Staffing Committee;
b.	include definitions of terms such as “account” and “activity,” at a minimum, when those terms are used for incentive purposes; and,
c.	obtain review and approval of plans by the HR Staffing Committee. The HR Staffing Committee documents review and approval of plans.

The HR Staffing Committee reviews the Bank’s applicable regulatory policy statements to ensure that the bonus agreements are not in conflict with the policies.  This is the responsibility of the managers who are responsible for the policies and related products.  The Bank’s Legal Department reviews the Bank’s Mission Statement to ensure that the bonus agreements are not in conflict with the Mission Statement and are congruent with the Bank’s Strategic Plan. This is included in the Human Resources report to the Compensation Committee along with Internal Audit reports reviewed and received by the Audit Committee relative to the Company’s Incentive Compensation plans.

Awards Under the Company’s Base Salary Compensation Program.  Upon the recommendation of the CHAIR/CEO, the Compensation Committee approved the Base Salaries for the NEOs for 2018 along with their respective percentage increases over the prior year as shown in the table below for all NEOs except for the PRES/RPG.  These Base Salary increases for 2018 were effective December 22, 2017.  Through July 1, 2018, the salary of the PRES/RPG was $300,148.  Based on performance and other competitive factors, on July 2, 2018, the salary of the PRES/RPG was increased to $309,200, and based on market considerations, on October 3, 2018, the PRES/RPG’s salary was increased to $375,000.

NEO	2018 Salary	Approximate % Increase Over Prior Year
CHAIR/CEO	$382,502	1.6%
PRES	$372,000	0.0%
EVP/CRO	$275,922	3.9%
CFO	$333,731	2.1%

Upon the recommendation of the CHAIR/CEO, the Compensation Committee approved the salaries for the NEOs for 2019, based on 2018 performance and other competitive factors, along with their respective percentage increases over the prior year as shown in the table below.  All Base Salary increases, except the PRES/RPG, were effective January 14, 2019.  The PRES/RPG will be evaluated in mid-year 2019, primarily based on the performance of the RPG business operations from June 1, 2018 to May 31, 2019.

NEO	2019 Salary	Approximate % Increase Over Prior Year
CHAIR/CEO	$394,000	3.0%
PRES	$372,000	0.0%
PRES/RPG	$375,000	N/A
EVP/CRO	$287,000	4.0%
CFO	$343,743	3.0%

Awards Under the Company’s Bonus Incentive Compensation Program.  The maximum bonus incentive potential of the NEOs for 2018 is listed in the table below under the heading Incentive Payout Potential.  Actual GOP results for 2018 for the Total Company and Core Bank were $94.3 million and $64.2 million, respectively.  Total Company GOP and Core Bank GOP are for the twelve months ended December 31, 2018.  For RPG, its GOP was $27.6 million for the twelve months ended May 31, 2018.  Awards for the NEOs and related factors are outlined in the table below:

NEO	Performance Criteria	Entry Level Goal	Maximum Level Goal	Incentive Payout Potential	Percent of Total Payout Potential Awarded	Incentive Payout Award

Steven E. Trager	Total Company GOP	Achieved	Achieved	$185,000	100%	$185,000
(CHAIR/CEO)
A. Scott Trager	Core Bank GOP	Achieved	Achieved	$175,000	100%	$175,000
(PRES)
William R. Nelson	RPG GOP	Achieved	Not Achieved	$240,000	83%	$200,000
(PRES/RPG)
John T. Rippy	Total Company GOP	Achieved	Achieved	$75,000	100%	$75,000
(EVP/CRO)
Kevin D. Sipes	Total Company GOP	Achieved	Achieved	$125,000	100%	$125,000
(CFO)

The Company’s Stock Incentive Plan and Non-Employee Director and Key Employee Deferred Compensation Plan.  The Company’s primary form of equity-based incentive compensation has historically been stock option and stock grant awards. This form of compensation was historically used by the Company due to previously favorable accounting and tax treatment. Stock option and grant awards are also granted by the Company’s competitors and the Compensation Committee believes stock option and grant awards have been an expectation of business executives in Republic’s marketplace.  Despite the ramifications from the adoption of the Financial Accounting Standards Board (“FASB”) ASC Topic 718, the Compensation Committee believes that stock option awards, as well as stock grants, and Performance Stock Units (“PSUs”) constitute a favorable retention factor and enhance the Company’s ability to maintain the employment of its high performing executives. Additionally, Republic’s equity-based incentive agreements provide that for certain periods following the date of termination of employment or service for whatever reason, participants in the Stock Incentive Plans will not (i) solicit or divert or attempt to divert from Republic or its affiliates, any current or targeted customer or business and (ii) directly or indirectly, solicit to employ or engage, offer employment or engagement to, hire, employ, or engage any employees or independent contractors of Republic or any of its affiliates. The Company’s equity-based incentive agreements also have confidentiality requirements which act to protect the Company’s proprietary information. A violation of those provisions allows the Company to require a forfeiture of equity-based incentives or the profits derived from the sale of that stock if sold. All equity-based incentive agreements have a change in control provision providing for immediate vesting of any unexercised equity-based incentives.

Overall Company stock performance is not a component of evaluation for the purpose of NEO incentive compensation.  Republic’s stock is not actively traded and thus may be subject to market fluctuations beyond the reasonable control of management. Also, in the view of the CHAIR/CEO and the Compensation Committee, the significant stock holdings of the CHAIR/CEO and his related interests provide material executive motivation to not only preserve but to grow shareholder value, particularly long-term shareholder value.  Therefore, stock awards have not been traditionally awarded to the CHAIR/CEO.

Ultimately, the Compensation Committee believes that reasonable and consistent earnings over time will translate into appropriate and favorable stock performance. The Compensation Committee’s policies are not designed to encourage Republic’s NEOs to manage the Company on a quarter-to-quarter time horizon or even over a one-year time period.  Investment in capital improvements, product development and new market expansion can act to reduce short-term profits while providing for a larger future, longer-term profit potential and/or provide for the long-term soundness and sustainability of the Company’s operations and, thus, its long-term profit potential.  All of these factors are considered by the Compensation Committee in its subjective annual evaluation process and deliberations.

Any equity stock incentives for NEOs are typically recommended to the Compensation Committee by the CHAIR/CEO. In choosing the date for the grant of equity stock incentives, the Compensation Committee gives no consideration to market events, as any relationship between the equity stock incentive date and the price of the Company’s stock on that date is strictly coincidental.

The Company’s 2015 Stock Incentive Plan provides for both stock option grants and stock awards.  In 2018, the Compensation Committee approved stock awards for NEOs PRES/RPG, EVP/CRO, and CFO.  The stock awards vest 50% in five (5) years and the remaining amount vests at the sixth anniversary with 100% vesting upon death or disability.  Dividends accrue and are to be paid upon vesting, and there is a first right of refusal in favor of the Company.

At its October 3, 2018 meeting, the Compensation Committee approved an additional stock grant award of 10,000 shares to PRES/RPG that will vest in one year.

In January 2016 the Compensation Committee approved the grant of PSUs to a group of employees, including the NEOs and EOs.  On January 26, 2016, 5,000 PSUs were awarded to each of the PRES and CFO and 4,000 PSUs were awarded to each of the PRES/RPG and EVP/CRO. The awards provide that to the extent that the performance criteria, defined as the Company’s achievement of a Return on Average Assets (ROAA) of 1.25% for any calendar year beginning with the one ending on December 31, 2017 and for any subsequent calendar years through December 31, 2020, is met and as approved by the Compensation Committee, the NEO participant would be issued stock between March 1 and March 15 in an amount equal to 50% of the PSUs in each of the first and second years the performance criteria is met.  Once shares of stock equal to 100% of the PSUs are issued the award shall be complete. The Compensation Committee determined that the Company’s ROAA for 2018 was 1.52% and on February 27, 2019 approved the issuance of 50% of the stock underlying the PSUs.  With respect to the previously issued PSUs, the Compensation Committee approved the issuance of 2,500 shares of Class A Common Stock to each of the PRES and CFO and 2,000 shares of Class A Common Stock to each of the PRES/RPG and EVP/CRO.

To further tie executives’ interests with those of the Company’s shareholders, stock reserved for issuance under the Stock Incentive Plan will also be used to cover payment in stock under the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan, for which many executives were first made eligible in 2018 and which was amended in 2018 to provide for matching of executives’ deferrals.  Both voluntary deferrals and such matching are deemed to be invested in Class A Common Stock.  Cash dividend equivalents with respect to deferred amounts are accumulated and converted into stock equivalents on a quarterly basis.

The Company’s Acquisition Bonus Plan.  In addition to the incentive potential described above, certain NEOs may qualify under the Company’s Acquisition Bonus Plan for an additional incentive bonus to be determined by the CHAIR/CEO and approved by the Company’s Compensation Committee relating to Company or Bank acquisitions.

The purpose of the Acquisition Bonus Plan is to reward the job performance of associates of the Company, including certain NEOs, who materially participate in the negotiation, consummation, and transition of an acquisition or merger and contribute to the long-term profitability of the acquisitions, whether through an asset purchase, stock purchase, merger, or other corporate transaction.  The Company may engage in acquisitions from time to time, and each acquisition may have a specific bonus incentive program subject to the provisions of the Acquisition Bonus Plan.

The bonus incentive pool, with respect to each acquisition, will be in an amount not to exceed $2,000,000, the amount determined by the Company’s CHAIR/CEO within sixty (60) days of the closing of each acquisition and subject to the approval of the Compensation Committee.

The determination of the amount of Acquisition Bonus Plan awards that may be paid to any individual will be based on performance criteria as determined by the Compensation Committee. Where applicable, the performance targets may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, all as determined by the Compensation Committee.  The performance targets may include a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be made, and a maximum level of performance above which no additional payment will be made.  Each performance target shall be determined in accordance with GAAP, if applicable, and shall be subject to certification by the Compensation Committee provided that the Compensation Committee shall have the authority to adjust such targets in recognition of extraordinary items or other items that may not be infrequent or unusual, but which may have inconsistent effects on performance.

The Acquisition Bonus Plan is administered by the Compensation Committee.  The Compensation Committee has delegated to the CHAIR/CEO of the Company the authority, subject to such terms as the Compensation Committee shall determine, to perform such functions, including administrative functions, except that the Compensation Committee may not delegate authority to an officer or employee to grant a bonus award or otherwise make determinations with respect to the officer or employee to whom the authority is delegated.

Unless otherwise specifically determined by the Compensation Committee or the CHAIR/CEO, an award under the Acquisition Bonus Plan is deemed earned and vested only with respect to a participant who remains employed at the

Company and is in good standing at the time of the determination.  However, under certain special conditions, this requirement may be subject to waiver by the CHAIR/CEO.

There were no awards under the Acquisition Bonus Plan during 2018.

Post-Employment Benefits.  As described under the heading “Post-Employment Compensation” elsewhere in this proxy statement, the Company has entered into Officer Compensation Continuation Agreements with each of the NEOs who served in that capacity during 2018, with the exception of the PRES/RPG and the EVP/CRO.  As described herein, the Officer Compensation Continuation Agreements provide for the payment to a NEO terminated following a change in control equal to up to 24 months of the NEO’s Base Salary and benefits. The Company deems the agreements necessary for the maintenance of sound management and essential to protecting the best interests of the Company and its shareholders. The agreements are intended to encourage the NEOs to remain in the employment of the Company and to continue to perform their assigned duties without distraction in the face of potentially disruptive events that would normally surround a Company change in control.  Potential payments and benefits under these arrangements have no bearing on the Compensation Committee’s deliberations regarding all other compensation elements.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee:

Craig A. Greenberg, Chair

Susan Stout Tamme

Mark A. Vogt

DIRECTOR COMPENSATION

Non-employee Directors of the Company and the Bank received fees of $2,000 for each board meeting attended and fees ranging from $500 to $750, based on the particular committee, for each committee meeting attended.  The committee chairperson was paid a fee of $1,000 to $1,500 per committee meeting attended. In addition, all Company and Bank non-employee Directors were each awarded 175 shares of Class A Common Stock following the May 2018 regularly scheduled board meeting.

On occasion, brief, typically single-issue meetings are held for which there is no compensation.  Non-employee Directors have the option of allocating their fees into the Non-Employee Director and Key Employee Deferred Compensation Plan.  Amounts deferred in the Non-Employee Director and Key Employee Deferred Compensation Plan are deemed to be invested in Class A Common Stock.  Cash dividend equivalents with respect to deferred amounts are accumulated and converted into stock equivalents on a quarterly basis.  The Company does not make matching contributions for amounts deferred by the Directors.  Compensation paid or deferred to Directors of Republic during 2018 for services as a Director of Republic were as follows:

2018 DIRECTOR SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
	Fees Earned or Paid in Cash (2)	Stock Awards (3)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All Other Compensation	Total
Name (1)	($)	($)	($)	($)	($)	($)	($)
Craig A. Greenberg	19,550	7,632	—	—	—	—	27,182
Michael T. Rust	18,000	7,632	—	—	—	—	25,632
R. Wayne Stratton	27,000	7,632	—	—	—	—	34,632
Susan Stout Tamme	15,800	7,632	—	—	—	—	23,432
Mark A. Vogt	8,800	7,632	—	—	—	—	16,432

(1)

Steven E. Trager and A. Scott Trager, who served as Directors in 2018, are not included in this table as they received no additional compensation for their services as Directors.  The compensation received by these individuals is included in the "Summary Compensation Table."

(2)	Of these fees, the Directors deferred the entire amount of their fees earned, except for R. Wayne Stratton who was paid $13,500 in cash with the balance being deferred.
(3)	Reflects 175 shares of Class A Common Stock awarded in 2018.

CERTAIN INFORMATION AS TO MANAGEMENT

The following table contains information concerning the compensation received by Republic’s CHAIR/CEO, its CFO, and its other three most highly compensated EOs for the fiscal year ended December 31, 2018:

2018 SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal		Salary(1)	Bonus	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation (4)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Steven E. Trager,	2018	382,502	—	—	—	185,000	—	39,830	607,332
Chairman, CEO	2017	376,502	—	—	—	129,500	—	39,523	545,525
	2016	371,502	—	—	—	92,500	—	40,716	504,718

A. Scott Trager,	2018	372,000	—	—	—	175,000	—	29,971	576,971
Vice Chairman and President	2017	372,000	—	—	—	140,000	—	38,101	550,101
	2016	367,000	—	115,650	—	87,500	—	39,459	609,609

William R. Nelson,	2018	292,013	—	574,900	—	200,000	—	21,821	1,088,734
President of RPG	2017	286,241	—	—	—	200,000	—	13,190	499,431
	2016	285,041	—	92,520	—	175,000	—	14,614	567,175
							—
John T. Rippy	2018	275,922	—	114,900	—	75,000	—	33,910	499,732
EVP, CRO

Kevin D. Sipes,	2018	333,731	—	114,900	—	125,000	—	39,942	613,573
EVP, CFO	2017	326,730	—	—	—	87,500	—	23,648	437,878
	2016	314,150	—	115,650	—	62,500	—	25,072	517,372

(1)	Amounts shown represent annualized Base Salaries over the calendar year except for the PRES/RPG which represents actual Base Salary paid over the years.
(2)

Amounts shown represent the aggregate grant date fair values computed in accordance with FASB ASC Topic 718.  For a discussion of the assumptions used in determining these values, see Note 16 to our 2018 financial statements.

(3)

The amounts in column (g) reflect incentive compensation earned during the year and paid on the Company’s following March incentive payout date for achievement of Company and Bank goals, except for the PRES/RPG whose incentive compensation was paid in the year listed.

(4)	For 2018, the amounts in column (i) include the following:

	401(k) Matching Contributions	Deferred Compensation Match	Life Insurance Policies	Club Memberships	Auto Allowance or Personal Use of Company Owned Vehicles	Total
Name	($)	($)	($)	($)	($)	($)
Steven E. Trager	12,719	—	1,337	16,174	9,600	39,830
A. Scott Trager	12,719	—	1,337	6,315	9,600	29,971
William R. Nelson	12,719	8,500	602	—	—	21,821
John T. Rippy	12,719	16,286	1,295	3,610	—	33,910
Kevin D. Sipes	12,719	16,286	1,337	—	9,600	39,942

2018 PAY RATIO DISCLOSURE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Change in Pension
Value and
Non-Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation (1)	Earnings	Compensation (2)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Steven E. Trager,	2018	382,502	—	—	—	185,000	—	39,830	607,332
Chairman and CEO

Median Employee	2018	46,987	—	—	—	—	—	1,476	48,463

(1)	The amounts in column (g) reflect incentive compensation earned during the year and paid on the Company’s following March incentive payout date for achievement of Company and Bank goals.
(2)	The amounts in column (i) include the following:

					Auto Allowance or
		Deferred			Personal Use of
	401(k) Matching	Compensation	Life Insurance	Club	Company Owned
	Contributions	Match	Policies	Memberships	Vehicles	Total
Name	($)	($)	($)	($)	($)	($)

Steven E. Trager	12,719	—	1,337	16,174	9,600	39,830
Median Employee	1,351	—	125	—	—	1,476

The Company is using the same median employee in this Pay Ratio Disclosure as in its 2017 Pay Ratio Disclosure.  There has been no change in the Company’s employee population or employee compensation arrangements that it believes would significantly impact this Pay Ratio Disclosure.  The CHAIR/CEO’s total annual compensation is approximately twelve (12) times larger than the median employee’s annual total compensation.

GRANTS OF PLAN BASED AWARDS DURING 2018

									All Other	All Other
									Stock	Option
									Awards:	Awards:
									Number of	Number of	Exercise or	Full Grant
									Shares of	Securities	Base Price	Date Fair
			Estimated Future Payouts Under Non-			Estimated Future Payouts Under Equity			Stock or	Underlying	of Option	Value of
Name	Grant Date	Grant Type	Equity Incentive Plan Awards			Incentive Plan Awards			Units	Options	Awards	Awards
			Threshold	Target	Maximum	Threshold	Target	Maximum
			($)	($)	($)	($)	($)	($)	(#)	(#)	($/sh)	($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Steven E. Trager	01/01/2018	Annual Incentive	(1)	129,500	185,000	—	—	—	—	—	—	—

A. Scott Trager	02/01/2018	Annual Incentive	(1)	122,500	175,000	—	—	—	—	—	—	—

William R. Nelson	10/03/2018	Annual Incentive	(1)	210,000	360,000	—	—	—	—	—	—	—

John T. Rippy	01/01/2018	Annual Incentive	(1)	52,500	75,000	—	—	—	—	—	—	—

Kevin D. Sipes	01/01/2018	Annual Incentive	(1)	87,500	125,000	—	—	—	—	—	—	—

(1)

Represents target and maximum payout levels for awards granted under the NEO Bonus Incentive Compensation Program for 2018 performance, except for the October 2018 awards for William R. Nelson which is for the 2019 measurement period.  The performance goals and target payout under the Bonus Incentive Compensation Program for each NEO are described in the Compensation Discussion and Analysis.  The actual amount of incentive compensation earned by each NEO is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table for the year in which it was earned.  Additional information regarding the design of the NEO Bonus Incentive Compensation Program is included in the Compensation Discussion and Analysis.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2018

Option Awards						Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
									Equity
								Equity	Incentive Plan
						Number		Incentive Plan	Awards:
			Equity Incentive			of Shares		Awards:	Market or
	Number of		Plan Awards:			or Units	Market	Number of	Payout Value
	Securities	Number of	Number of			of Stock	Value of	Unearned	of Unearned
	Underlying	Securities	Securities			That	Shares or	Shares, Units	Shares, Units
	Unexercised	Underlying	Underlying	Option		Have	Units of	or Other	or Other
	Options	Unexercised	Unexercised	Exercise	Option	Not	Stock That	Rights That	Rights That
	(#)	Options (#)(1)	Unearned	Price	Expiration	Vested	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Options (#)	($)	Date	(#)(2)	Vested ($)	Vested (#)(3)	Vested ($)(3)
Steven E. Trager	—	—	—	—	—	—	—	—	—

A. Scott Trager	—	2,750	—	24.47	04/24/2020	—	—	2,500	96,800
	—	2,750	—	24.47	04/24/2021

William R. Nelson	—	2,750	—	24.47	04/24/2020	13,000	503,360	2,000	77,440
	—	2,750	—	24.47	04/24/2021

John T. Rippy	—	2,750	—	24.47	04/24/2020	3,000	116,160	2,000	77,440
	—	2,750	—	24.47	04/24/2021

Kevin D. Sipes	—	2,750	—	24.47	04/24/2020	3,000	116,160	2,500	96,800
	—	2,750	—	24.47	04/24/2021

(1)	The first exercisable date for each option listed by expiration date is as follows:
Expiration Date	Exercisable Date

04/24/2020	04/24/2019
04/24/2021	04/24/2020

(2)

Includes 10,000 restricted shares awarded to William R. Nelson on October 3, 2018 that vest on October 3, 2019.   Also, includes 3,000 restricted shares awarded to William R. Nelson, John T. Rippy, and Kevin D. Sipes on March 30, 2018 that vest 50% on March 30, 2023 and 50% on March 30, 2024.

(3)

Includes PSUs issued to each of A. Scott Trager, William R. Nelson, John T. Rippy and Kevin D. Sipes on January 26, 2016.  Fifty percent (50%) of these units vested on December 31, 2018.  The remaining 50% will vest by December 31, 2020 if the underlying performance conditions are met.

OPTION EXERCISES AND STOCK VESTED DURING 2018

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)
Steven E. Trager	—	—	—	—
A. Scott Trager	—	—	6,250	264,875
William R. Nelson	—	—	3,500	144,670
John T. Rippy	—	—	4,500	189,490
Kevin D. Sipes	—	—	6,250	264,875

NONQUALIFIED DEFERRED COMPENSATION

The Compensation Committee may designate key employees as eligible to participate in the Non-Employee Director and Key Employee Deferred Compensation Plan and did so for the first time in 2018.  Amounts deferred in the plan are deemed to be invested in Class A Common Stock.  Cash dividend equivalents with respect to deferred amounts are accumulated and converted into stock equivalents on a quarterly basis.  Key employee participants may elect to defer up to 50% of Base Salary for an initial period of five years from the beginning of the year in which the deferral is made, with the ability to extend the deferral in additional five-year periods.  The Company provides a matching program for key employee participants whereby the Company will make a matching contribution equal to up to 100% of the amount of compensation deferred by such participant under the plan, subject to an annual dollar cap established annually by the Compensation Committee.  The matching amount is subject to forfeiture until it vests on December 31 of the year that is five years from the beginning of the year that the Company match is made, subject to acceleration of vesting upon death, disability or a change in control.  The “Nonqualified Deferred Compensation” table below shows the 2018 account activity for each NEO and includes each participating NEO’s contributions, Company matching contributions, earnings, withdrawals and distributions and the aggregate balance of his total deferral account as of December 31, 2018.

(a)	(b)	(c)	(d)	(e)	(f)

				Aggregate
	Executive	Registrant	Aggregate	Withdrawals/	Aggregate
Name	Contributions (1)	Contributions (2)	Earnings	Distributions	Balance
Steven E. Trager	—	—	—	—	—
A. Scott Trager	—	—	—	—	—
William R. Nelson	8,500	8,500	(1,680)	—	15,320
John T. Rippy	16,286	16,286	(3,220)	—	29,352
Kevin D. Sipes	16,286	16,286	(3,220)	—	29,352

(1)	The amounts listed in this column are also included in the “Summary Compensation Table” in columns (c) and (j).
(2)	The amounts listed in this column are also included in columns (i) and (j) of the “Summary Compensation Table.”

POST-EMPLOYMENT COMPENSATION

Republic entered into Officer Compensation Continuation Agreements with Steven E. Trager and A. Scott Trager, that became effective January 12, 1995 and were amended and restated in 2008.  Republic entered into an Officer Compensation Continuation Agreement with Kevin D. Sipes, that became effective June 15, 2001 and that was also amended and restated in 2008 (all collectively, “Agreements”). These Agreements provide for the payment of the NEO’s Base Salary for up to a period of two (2) years in the event of disability or if, following the announcement of a potential change in control, or after an actual change in control, the NEO terminates his employment for “Good Reason” or his employment is terminated other than pursuant to death or for “Cause,” as defined in the Agreements. “Good Reason” is defined to include a material diminution in duties or demotion, material change in benefit plans or fringe benefits, or a reduction in Base Salary.  In addition, benefits provided by the Bank are to continue for the salary continuation period, to the extent possible, or alternative benefits are to be secured. For purposes of these Agreements, a change in control includes the acquisition by a person of beneficial ownership of securities representing greater voting power than held by the “Trager Family Members” as a group or a reduction to less than 25% of the combined voting power of the stock held by the “Trager Family Members.”

Payments under an Agreement to an executive who is a “key employee” may not commence earlier than six (6) months following the executive’s separation from service from Republic and the Bank. The initial payment to an executive will include any make up payments that would have been made to the executive but for the delay due to the executive’s status as a “key employee.” The Agreement with Kevin D. Sipes called for a lump sum payment at its present value six (6) months following his separation from service, rather than continuation of periodic compensation payments.  All of the Agreements limit the total value of the consideration paid to three times the five-year average of the NEOs’ prior taxable compensation, so as to avoid lost tax deductions or excise taxes under Internal Revenue Code Section 280G.

The Agreements are automatically extended for one (1) additional year at each December 31, to maintain a three (3) year coverage period, unless Republic gives notice to the NEO(s) that it elects not to extend the Agreement(s).  Therefore, the Agreements were renewed effective as of December 31, 2018 for a term to cover any change in control that occurs within three (3) years after that date.

Detail of executive agreements that trigger post-employment payments, trigger events and estimated payment amount/values follow, including, in the case of NEOs who do not have change in control agreements, the potential spread in value that would be realized on as-yet unvested equity awards or deferred compensation plan matching if a change in control had occurred on December 31, 2018:

Executive Name	Agreement Which Triggers Payments	Trigger Event	Estimated Payment Amount/Value (2)

Steven E. Trager	Officer Compensation Continuation Agreement (1)	Termination of Employment after potential or actual Change in Control	$866,006

A. Scott Trager	Officer Compensation Continuation Agreement (1) and equity grant agreements with accelerated vesting on Change in Control	Termination of Employment after potential or actual Change in Control + Equity award vesting occurs at Change in Control	$990,227

William R. Nelson	Equity grant agreements and deferred compensation match accelerated vesting on Change in Control	Change in Control	$668,515

John T. Rippy	Equity grant agreements and deferred compensation match accelerated vesting on Change in Control	Change in Control	$289,871

Kevin D. Sipes	Officer Compensation Continuation Agreement (1), equity grant agreements and deferred compensation match accelerated vesting on Change in Control	Termination of Employment after potential or actual Change in Control + Equity award and deferred compensation match vesting occurs at Change in Control	$958,627

(1)	Each of these agreements is described in more detail in the section above.

(2)

The estimated values are determined based on the Agreements' terms, and assuming a trigger event for payment occurred on December 31, 2018.  In the case of the Officer Compensation Continuation Agreements, (i) the value of benefits continuing for up to 24 months was assumed to be equal to two times the Bank's cost of health, dental, life, long-term disability, 401(k),  Non-Employee Director and Key Employee Deferred Compensation Plan benefits for the NEO for the fiscal year ending 2018 and (ii) because vesting accelerates on stock options, restricted and performance stock upon change in control, an amount equal to the closing price for the Company's stock as of the last trading date in 2018, less any exercise price due to be paid, times each NEO's total outstanding unvested awards.  While each such Agreement includes a cap on the total amounts owed based on the parachute limits of Internal Revenue Code Section 280G, that cap is not expected to reduce the amounts payable for any of these NEOs.

AUDIT COMMITTEE REPORT

The Audit Committee has furnished the following report:

It is the responsibility of management to prepare the consolidated financial statements and the responsibility of Crowe LLP, Republic’s independent registered public accounting firm, to audit the consolidated financial statements for conformity with accounting principles generally accepted in the United States of America.  The Audit Committee has adopted a written charter describing the functions and responsibilities of the Audit Committee.  The Audit Committee charter is available on the Company’s website at www.republicbank.com.

In connection with its review of Republic’s consolidated financial statements for 2018, the Audit Committee has:

•	Reviewed and discussed the audited consolidated financial statements with management;
•	Discussed those matters required to be discussed under Public Company Accounting Oversight Board standards, including those required by Auditing Standard No. 1301;
•

Received the written disclosures and the letter from the independent registered public accounting firm required by the independence requirements established by the Securities and Exchange Commission and the Public Company Accounting Oversight Board Rule 3520, and has discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence; and,

•	Approved the audit and non-audit services of the independent registered public accounting firm for 2018.

The Audit Committee has also discussed with management and the independent registered public accounting firm, the quality and adequacy of Republic’s internal controls and the internal audit function’s organization, responsibilities, budget, and staffing. The Audit Committee reviewed with the independent registered public accounting firm their audit plans, audit scope and identification of audit risks. The Audit Committee has procedures in place to receive and address complaints regarding accounting, internal control, or auditing and other Company issues.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included as presented in Republic’s Annual Report on Form 10-K for the year ended December 31, 2018.

Members of the Audit Committee:

R. Wayne Stratton, CPA, Chair

Craig A. Greenberg

Michael T. Rust

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

With respect to transactions involving the Company and its Directors, Officers, and 5% shareholders, the Audit Committee’s charter provides that it will conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval by the Audit Committee is required for all such transactions (other than transactions governed by Regulation O of the Board of Governors of the Federal Reserve

System, which have received the approval of the Board of Directors of the Company’s bank subsidiary).  In reviewing a related party transaction, the Audit Committee considers the material terms of the transaction, including whether the terms are generally available to an unaffiliated third party under similar circumstances.  In addition, the Board of Directors is informed of such related party transactions.

Leasing Arrangements.  Within the Louisville, Kentucky, metropolitan area, the Bank leases space in buildings owned by a limited liability company whose managing member is Steven E. Trager, and limited liability companies whose sole managing member is Jaytee, a partnership in which Steven E. Trager is a general partner and is co-trustee with Jean S. Trager of a trust which is also a general partner.  See notes to the table under “Share Ownership.” The buildings include Republic Corporate Center, which serves as both the Company’s main office and administrative headquarters in Louisville, Kentucky, and is owned and leased by MAKBE, LLC, a limited liability company beneficially owned by the grandchildren of Bernard M. Trager and managed by Steven E. Trager. During 2018, additional leasing relations included the Bank’s Hurstbourne Parkway banking center which is owned and leased to the Bank by Jaytee – Hurstbourne, LLC, the Bardstown Road banking center which is owned and leased to the Bank by Jaytee – Bardstown, LLC and the Springhurst banking center that is owned and leased to the Bank by Jaytee – Springhurst, LLC.  In addition, space at the Republic Plaza location is owned and leased to the Bank by Jaytee Properties II SPE, LLC, of which Steven E. Trager is manager.  Under certain of these lease arrangements, the Bank was responsible for the fit-up and certain build out costs associated with the leased premises at those facilities. Altogether, these affiliates currently lease 218,262 square feet to the Bank and the Bank pays $384,786 per month in rent, with lease terms expiring between 2019 and 2028. The aggregate annual amount paid under these affiliate leasing arrangements in 2018 was $4,487,141.  In accordance with the Audit Committee charter, each of the above leasing transactions was approved by the Board of Directors and the Audit Committee and all were determined by the Board of Directors and the Audit Committee to be on terms comparable to those that could have been obtained from unaffiliated parties.

Right of First Offer Agreement.  On September 19, 2007, Republic entered into a Right of First Offer Agreement (the “Agreement”) with Teebank Family Limited Partnership (“Teebank”), and Bernard M. Trager and Jean S. Trager (collectively, the “Tragers”).

The Agreement does not restrict Teebank’s sale of shares of Republic common stock up until the trigger date (the “Trigger Date”) of the second to die of the Tragers.  If Teebank desires to sell to a third party up to 1,000,000 shares of Class A Common Stock in the nine (9) months following the Trigger Date, Teebank must first offer the shares to Republic.  Republic then has twenty (20) business days after the notice of a proposed sale to exercise the option, subject to satisfaction of any required regulatory notice requirements and receipt of all required regulatory approvals within sixty (60) days of the option exercise.  The option exercise price is the Fair Market Value, as defined in the Agreement, of the shares on the closing date.  Teebank is not required to consummate the transaction if the Fair Market Value on the closing date is less than 95% of the Fair Market Value on the date Teebank first gave notice of the proposed sale.  Republic can exercise the option only if a majority of Republic’s independent directors determine at the time of exercise that the exercise is in Republic’s best interests.

The Agreement terminates on the first to occur of the following: (i) a Change in Control, as defined in the Agreement, of Republic, (ii) Republic’s duty to file reports required under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 is suspended, or (iii) fourteen (14) months following the Trigger Date.  In addition, Teebank may terminate the Agreement following a material change in the anticipated impact of the estate tax laws and regulations upon the Tragers or their estates.

Relationships with Directors.  There are no additional relationships with Republic Directors not described in this section or the subsection of this proxy statement titled “Committees of the Company’s Board.”

Indebtedness of Directors, Director Nominees, Executive Officers and Principal Shareholders.  There is no absolute prohibition on personal loans to Directors, Director Nominees, or Executive Officers of insured depository institutions. However, Federal banking laws require that all loans or extensions of credit by the Bank to the Company’s or the Bank’s Executive Officers, Directors, and Director Nominees be made on substantially the same terms, including interest rate and collateral requirements, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. These loans must be of a type generally made available to the Company’s employees or the public at large.  In addition, loans made to Executive Officers, Company Directors and Nominees, and Bank Directors must be approved in advance by a majority of the disinterested members of the Board of Directors.

During 2018, Directors, Director Nominees, and Executive Officers of Republic and the Bank and other persons or entities with which they are affiliated or with whom they are members of the same immediate family were customers of and had in the ordinary course of business banking transactions with the Bank. All loans included in such transactions were made in the ordinary course of business, were generally available to the public, were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loan transactions with other persons not related to the lender, which loans did not involve more than the normal risk of collectability or present other unfavorable features as per Regulation S-K Item 404(a) Instruction 4(c). As of December 31, 2018, Directors, Director Nominees, Executive Officers and principal shareholders of Republic and the Bank had loans outstanding of $31.5 million.

Split Dollar Insurance Agreement. By an agreement dated December 14, 1989, as amended August 8, 1994, the Bank entered into a split-dollar insurance agreement with a trust established by the Company’s deceased former Chairman, Bernard M. Trager, which agreement the trust assigned to MAKBE, LLC in 2016.  Pursuant to the agreement, from 1989 through 2002 the Bank paid $690,000 in total annual premiums on insurance policies held in the trust. The policies are joint-life policies payable upon the death of Ms. Jean S. Trager, as the survivor of her husband Bernard M. Trager. The cash surrender value of the policies was approximately $1.76 million as of December 31, 2018.

Pursuant to the terms of the trust, the Bank paid the premiums for the policies held in the trust.  In connection with the assignment of, among other assets of the trust, the indebtedness of the trust to MAKBE, LLC, the beneficiaries of the trust will each receive the proceeds of the policies after the repayment of the $690,000 of indebtedness to the Bank. The aggregate amount of such unreimbursed premiums constitutes indebtedness from MAKBE, LLC to the Bank and is secured by a collateral assignment of the policies. As of December 31, 2018, the net death benefit under the policies was approximately $4.5 million. Upon the termination of the agreement, whether by the death of Ms. Trager or earlier cancellation, the Bank is entitled to be repaid by MAKBE, LLC the amount of indebtedness outstanding at that time.  In July 2018, MAKBE, LLC began making quarterly payments in the amount of $25,000 to the Bank towards the liability.  As of December 31, 2018, the amount owed by MAKBE, LLC to the Bank is $640,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Republic’s Officers, Directors and greater than 10% beneficial owners to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers and directors are required to furnish Republic with copies of all Section 16(a) forms filed. Based solely upon review of copies of such forms received, or written representations that there were no unreported holdings or transactions, Republic believes that, for the most recent fiscal year, all Section 16(a) filing requirements applicable to its Officers, Directors and 10% beneficial owners were complied with on a timely basis, except (i) Anthony T. Powell failed to report on his initial Form 3 in 2015 3,073 shares of Class A Common Stock indirectly owned in a retirement account and (ii) each of Robert J. Arnold, Steven E. DeWeese, Juan M. Montano, William R. Nelson, Anthony T. Powell, John T. Rippy and Kevin D. Sipes failed to report timely on Form 4 their initial deferral of shares in June 2018 under the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.

SOLICITATION OF PROXIES

The cost of solicitation of proxies hereby will be borne by Republic. Some of Republic’s Directors and Officers who will receive no additional compensation may solicit proxies in person and by telephone, electronic media, facsimile, and mail from brokerage houses and other institutions, nominees, fiduciaries, and custodians who will be requested to forward the proxy materials to beneficial owners of the Class A Common Stock and Class B Common Stock. Republic will, upon request, reimburse such intermediaries for their reasonable expenses in forwarding proxy materials but will not pay fees, commissions, or other compensation.

PROPOSAL TWO: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company’s compensation policies and decisions are designed to promote the Company’s business strategies and the interest of its shareholders by providing incentive needed to attract, motivate, and retain key executives who are critical to the Company’s long-term success as a financial institution.

Shareholders are urged to read the “Compensation Discussion and Analysis” section of this proxy statement, which discusses how the Company’s compensation design and practices reflect the Company’s compensation philosophy.  The Compensation Committee and the Board of Directors believe that the Company’s compensation design and practices are effective in implementing the Company’s strategic goals and business strategies.

The Company is required to submit a proposal to shareholders for a (non-binding) advisory vote to approve the compensation of the Company’s NEOs pursuant to Section 14A of the 1934 Act.  This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to express their views on the compensation of the NEOs.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s NEOs and the compensation practices described in this proxy statement.  Accordingly, the following resolution is submitted for shareholder vote at the 2019 Annual Meeting:

“RESOLVED, that the shareholders of Republic Bancorp, Inc. approve, on an advisory basis, the compensation of its Named Executive Officers as disclosed in the proxy statement for the 2019 Annual Meeting, including the Summary Compensation Table and the Compensation Discussion and Analysis set forth in such proxy statement and other related tables and disclosures.”

As this is an advisory vote, the result will not be binding on the Company, the Board of Directors, or the Compensation Committee, although the Compensation Committee will consider the outcome of the vote when evaluating the compensation program.  Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the approval of the compensation of the Company’s NEOs, as disclosed in this proxy statement.

The Board of Directors recommends that shareholders vote “FOR” the approval, on an advisory basis, of the compensation of its Named Executive Officers as disclosed in this proxy statement.

PROPOSAL THREE: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As previously approved by the Audit Committee, Crowe LLP was selected to serve as Republic’s independent registered public accounting firm and auditors for the fiscal year ending December 31, 2019.  On behalf of Republic’s Board of Directors, the Audit Committee of the Board retained Crowe LLP to audit the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting for 2019.  Crowe LLP was chosen based on its performance in prior years, its responsiveness, technical expertise, and the appropriateness of fees charged.

Crowe LLP has served as Republic’s independent registered public accounting firm since the 1996 fiscal year. The Company’s independent registered public accounting firm leases space from Jaytee-Springhurst, LLC, a limited liability company whose sole managing member is Jaytee, a Kentucky limited partnership of which the CHAIR/CEO and PRES of Republic are partners.  The Company and Crowe LLP have determined that such leases constitute arm’s length transactions and comply with all applicable independence standards.  Crowe LLP representatives are expected to attend the 2019 Annual Meeting and will be available to respond to appropriate shareholder questions and will have the opportunity to make a statement if they desire to do so.

We are asking our shareholders to ratify the selection of Crowe LLP as our independent registered public accounting firm for 2019.  Although ratification is not required by the Company’s Bylaws or otherwise, the Board is submitting the selection of Crowe LLP to our shareholders as a matter of good corporate practice.  If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm.  Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of Republic and its shareholders.

The Board of Directors recommends a vote “FOR” the proposal to ratify the selection of Crowe LLP as the Company’s independent registered public accounting firm for 2019.

AUDIT FEE TABLE

Year	Audit Fees	Audit Related Fees	Tax Fees	All Other Fees

2018	$360,500	$27,500	$—	$40,685
2017	$350,000	$—	$—	$47,000

The Audit Committee has approved all services provided by Crowe LLP during 2018. Additional details describing the services provided in the categories in the above table are as follows:

Audit Fees

Crowe LLP charged $360,500 in fiscal year 2018 and $350,000 in fiscal year 2017 for audit fees. These include professional services in connection with the audit of the Company’s annual financial statements and its internal control over financial reporting. They also include reviews of the Company’s financial statements included in the Company’s Quarterly and Annual Reports on Form 10-Q and Form 10-K and for services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements for the fiscal years shown.

Audit Related Fees

Fees for audit-related services provided by Crowe LLP, as disclosed in the above “Audit Fee Table,” primarily include assistance with the review of various accounting standards and issuance of consents on previously filed financial statements.

All Other Fees

Fees for all other services provided by Crowe LLP, as disclosed in the above “Audit Fee Table,” relate to a 401(k) benefit plan audit, a mandated U.S. Department of Housing and Urban Development (HUD) Federal Housing Administration (FHA) compliance audit fees associated with the Company’s participation in an insurance captive, in 2018 and in 2017, and industry training performed for bank management in 2017.

The Audit Committee of the Board of Directors has determined that the provision of the services covered under the caption “Audit Related Fees” above is compatible with maintaining the independent registered public accounting firm’s independence.

Pre-Approval Policies and Procedures

The Audit Committee’s charter provides that the committee will pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 which are approved by the Audit Committee before the completion of the audit.  The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting.

SHAREHOLDERS’ COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders who want to communicate in writing with the Board of Directors, or specified Directors individually, may send proposed communications to Republic’s Corporate Secretary at 601 West Market Street, Louisville, Kentucky 40202.  The proposed communication will be reviewed by the Audit Committee and the General Counsel.  If the communication is appropriate and serves to advance or improve the Company or its performance, contains no objectionable material or language, is not unreasonable in length, and is directly applicable to the business of Republic, it is expected that the communication will receive favorable consideration for presentation to the Board of Directors or appropriate Director(s).

OTHER MATTERS

The Board of Directors does not know of any matters to be presented at the Annual Meeting other than as specified in this proxy statement.  If, however, any other matters should properly come before the 2019 Annual Meeting, it is intended that the persons named in the enclosed proxy, or their substitutes, will vote such proxy in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS

To be considered for inclusion in the proxy statement for the 2020 Annual Meeting of Shareholders, shareholders who desire to present proposals at such meeting must forward them in writing to the Secretary of Republic so that they are received at 601 West Market Street, Louisville, Kentucky 40202 no later than November 16, 2019; such proposals must comply with SEC requirements related to the inclusion of shareholder proposals in company-sponsored proxy materials.  Any notice of a proposal submitted outside the process of Securities Exchange Act Rule 14a-8 that a shareholder intends to bring at our 2020 Annual Meeting of Shareholders should be submitted by January 25, 2020, and the proxies solicited by us for our 2020 Annual Meeting will confer discretionary authority to vote on any such matters without a description of them in the proxy statement for that Annual Meeting.  Shareholder proposals submitted after January 25, 2020 will be considered untimely.  In accordance with Republic’s bylaws, shareholders must provide advance notice of director nominations to be made at the Annual Meeting no later than January 25, 2020.

ANNUAL REPORT

Republic’s 2018 Annual Report on Form 10-K, with certain exhibits, is enclosed with this proxy statement.  The 2018 Annual Report on Form 10-K does not form any part of the material for the solicitation of proxies.

Any shareholder who wishes to obtain a copy, without charge, of Republic’s Annual Report on Form 10‑K for its fiscal year ended December 31, 2018, which includes financial statements and financial statement schedules, and is required to be filed with the Securities and Exchange Commission, may contact Kevin Sipes, Chief Financial Officer, at 601 West Market Street, Louisville, Kentucky 40202.

By Order of The Board of Directors

Steven E. Trager, Chairman and Chief Executive Officer

Louisville, Kentucky

March 15, 2019

Please vote at www.investorvote.com/RBCAA or mark, date, sign, and return the enclosed proxy as promptly as possible, whether or not you plan to attend the 2019 Annual Meeting in person. If you do attend the 2019 Annual Meeting, you may still vote in person, since the proxy may be revoked at any time prior to its exercise by delivering a written revocation of the proxy to the Secretary of Republic.

MMMMMMMMMMMM + MMMMMMM C 1234567890 The Sample Company 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Online Go to www.investorvote.com/RBCAA or scan the QR code — login details are located in the shaded bar below. Votes submitted electronically must be received by 1:00 am, Eastern Daylight Time, on April 24, 2019. Important Notice Regarding the Availability of Proxy Materials for the Republic Bancorp, Inc. Shareholder Meeting to be Held on April 24, 2019. Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the 2019 Annual Meeting of Shareholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: www.investorvote.com/RBCAA Easy Online Access — View your proxy materials and vote. Step 1: Step 2: Step 3: Step 4: Step 5: Go to www.investorvote.com/RBCAA. Click on the icon on the right to view meeting materials. Return to the investorvote.com window and follow the instructions on the screen to log in. Make your selections as instructed on each screen for your delivery preferences. Vote your shares. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 11, 2019 to facilitate timely delivery. + 2 N O T C O Y 02ZKTC MMMMMMMMM Shareholder Meeting Notice 1234 5678 9012 345

Republic Bancorp, Inc.’s 2019 Annual Meeting of Shareholders will be held on April 24, 2019 at Republic Bank Building, Lower Level, 9600 Brownsboro Road, Louisville, Kentucky 40241, at 10:00 a.m., Eastern Daylight Time. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board recommends a vote FOR all Director nominees, FOR Proposals 2 and 3: 1. Election of Directors: Craig A. Greenberg, Michael T. Rust, R. Wayne Stratton, Susan Stout Tamme, A. Scott Trager, Steven E. Trager, Andrew Trager-Kusman, Mark A. Vogt Say on Pay - An advisory vote on the approval of named executive officer compensation. Ratification of Crowe LLP as the independent registered public accountants for the year ending December 31, 2019. 2. 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. — — — Internet – Go to www.investorvote.com/RBCAA. Phone – Call us free of charge at 1-866-641-4276. Email – Send an email to investorvote@computershare.com with “Proxy Materials Republic Bancorp, Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, requests for a paper copy of proxy materials must be received by April 11, 2019. Shareholder Meeting Notice

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 1:00am, Eastern Daylight Time, on April 24, 2019. Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/RBCAA or delete QR code and control # scΔan the QR≈ code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/RBCAA Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Craig A. Greenberg 02 - Michael T. Rust 03 - R. Wayne Stratton 04 - Susan Stout Tamme 05 - A. Scott Trager 06 - Steven E. Trager 07 - Andrew Trager-Kusman 08 - Mark A. Vogt ForAgainst Abstain ForAgainst Abstain 2. Say on Pay - An advisory vote on the approval of named executive officer compensation. 3. Ratification of Crowe LLP as the independent registered public accountants for the year ending December 31, 2019. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 0 2 4 0 3 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 8 2 D V 4 02ZKJC MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below A Proposals — The Board recommends a vote FOR all Director nominees, and FOR Proposals 2 and 3. Annual Meeting Proxy Card1234 5678 9012 345

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2019 Annual Meeting of Shareholders Republic Bank Building, Lower Level, 9600 Brownsboro Road, Louisville, Kentucky 40241 Proxy Solicited by Board of Directors for Annual Meeting – April 24, 2019 R. Wayne Stratton and Craig A. Greenberg (the “Proxies”), or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Republic Bancorp, Inc. to be held on April 24, 2019 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, and FOR Proposals 2 and 3. For participants in the Republic Bancorp 401(k) Retirement Plan (the “Plan”), the Plan Trustee shall vote the shares for which it has not received voting direction from the Plan participants utilizing the same voting percentages derived from the Plan participants who did direct how their shares are to be voted. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. + C Non-Voting Items Republic Bancorp, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/RBCAA